UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2020

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Campus Road
Princeton, NJ 08540
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (609) 275-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, Par Value $.01 Per Share	IART	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into a Material Definitive Agreement

On December 9, 2020, Integra LifeSciences Holdings Corporation (the “Company”) entered into the First Supplemental Indenture, dated as of December 8, 2020 (the “First Supplemental Indenture”), to the Indenture, dated as of February 7, 2020 (the “Base Indenture”), by and between the Company and Citibank, N.A., as trustee, governing the Company’s outstanding 0.50% Convertible Notes due 2025 (the “Notes”). Pursuant to the First Supplemental Indenture, the Company irrevocably elected (i) to eliminate the Company’s option to choose Physical Settlement (as defined in the Base Indenture) on any conversion of Notes that occurs on or after the date of the First Supplemental Indenture and (ii) that, with respect to any Combination Settlement (as defined in the Base Indenture) for a conversion of Notes, the Specified Dollar Amount (as defined in the Base Indenture) that will be settled in cash per $1,000 principal amount of the Notes shall be no lower than $1,000. The Base Indenture was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on February 7, 2020.

The foregoing description of the First Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the complete text of the First Supplemental Indenture, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CHANGE IN CONTROL

On December 7, 2020, Integra LifeSciences Holdings Corporation (the “Company”) adopted a change in control severance program (the “Program”) under which Carrie Anderson, Executive Vice President and Chief Financial Officer, Glenn G. Coleman, Executive Vice President and Chief Operating Officer, Robert T. Davis, Jr., Executive Vice President, President – Orthopedics and Tissue Technologies, Michael McBreen, Executive Vice President, President – Codman Specialty Surgical, and Eric I. Schwartz, Executive Vice President, Chief Legal Officer and Secretary are participants (each, an “executive participant”). The Program is effective as of January 1, 2021, and renews the Program for executive participants scheduled to expire on December 31, 2020.

The Program provides for the payment of severance and other benefits to the executive participants in the event of a “qualifying termination,” which means a termination of employment with the Company without “cause” or by the executive participant for “good reason,” in either case, on or within two years following a “change in control” of the Company and so long as such change in control occurs by December 31, 2021 (each, as defined in the Program). In the event of a qualifying termination, the Program provides for:

•a lump sum payment equal to 1.5 times (or 2 times for Ms. Anderson and Mr. Coleman) the sum of the executive participant’s annual base salary and target cash bonus;

•a lump sum payment equal to a pro rata portion of the executive participant’s target cash bonus for the partial fiscal year in which the termination occurs;

•Company-subsidized COBRA premium payments for up to eighteen months following the termination date;

•Company-paid outplacement services for up to twelve months following the termination date; and

•to the extent the executive participant has not yet received his or her short term annual cash bonus for prior-year performance with the Company, the executive participant shall still receive such short term annual cash bonus for prior-year performance at the time non-terminated employees receive such short term annual cash bonus if such payment is due.

An executive participant’s right to receive the severance payments and benefits described above is subject to the delivery and non-revocation of an effective general release of claims in favor of the Company.

In addition, under the Program, to the extent that any change in control payment or benefit would be subject to an excise tax imposed in connection with Section 4999 of the Internal Revenue Code, such payments and/or benefits may be subject to a “best pay cap” reduction to the extent necessary so that the executive participant receives the greater of the (i) net amount of the change in control payments and benefits reduced such that such payments and benefits will not be subject to the excise tax and (ii) net amount of the change in control payments and benefits without such reduction.

The term of the Program expires on December 31, 2021, and any extension of the term requires the approval of the Compensation Committee of the Company’s Board of Directors. However, upon the occurrence of a change in control, the term will automatically be extended until the two-year anniversary of the date on which the change in control occurs. In addition, if an executive participant incurs a qualifying termination during the term of the Program, the term automatically will be further extended until each party’s rights and obligations are fully satisfied.

The foregoing description of the Program is not complete and is subject to and qualified in its entirety by the terms of the Program, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 8.01. Other Items

On December 7, 2020, the Board of Directors (the “Board”) of Integra LifeSciences Holdings Corporation (the “Company”) authorized the Company to repurchase up to $225 million of the Company’s common stock. The program allows the Company to repurchase its shares opportunistically from time to time. The repurchase authorization expires in December 2022. Purchases may be effected through one or more open market transactions, privately negotiated transactions, transactions structured through investment banking institutions, or a combination of the foregoing. This stock repurchase authorization replaces the existing $225 million stock repurchase authorization (of which $125 million remained authorized at the time of its replacement), and which was otherwise set to expire on December 31, 2020.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

4.1	First Supplemental Indenture, dated as of December 9, 2020, by and between Integra LifeSciences Holdings Corporation and Citibank, N.A., as trustee.

10.1	Change in Control Severance Program.

104	Cover Page Interactive Data File (embedded within the inline XRBL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: December 9, 2020	By:	/s/ Carrie Anderson
Carrie Anderson
	Title:	Executive Vice President, Chief Financial Officer and
Treasurer